Exhibit 99.1

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NYSE Euronext Announces First Quarter 2008 Financial Results

—Record Quarterly Trading Volumes Across Products and Geographies Drives Revenue Growth—

NYSE Euronext Conference Call at 8:00 a.m. (New York, EST)/2:00p.m. (Paris, CET)

NEW YORK – May 6, 2008 – NYSE Euronext (NYX) today reported net income of $230 million, or $0.87 per diluted share, for the quarter ended Mar. 31, 2008, a $162 million or 238% increase as compared to net income of $68 million, or $0.43 per diluted share, for the quarter ended Mar. 31, 2007. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The comparative results for 2007 reflect the operations of NYSE Group only.

“Our strong performance in the first quarter of 2008 highlights the growing demand for our broad array of products and services across all of our business units and the inherent operating leverage in NYSE Euronext’s diverse business model,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We are very pleased with the growth in our transaction-related revenues, which underscores our leadership position in an increasingly competitive environment. We remain focused on executing our global growth strategy, operating with the utmost efficiency, strengthening our competitive position, and providing exceptional customer and shareholder value.”

Joost van der Does de Willebois, Acting CFO, NYSE Euronext, added, “In addition to producing strong revenue growth, we are well on target to achieve our annual $250 million in technology-run rate savings. In the first quarter, we achieved $70 million in annual IT run-rate savings, which exceeds our previously announced $50 million goal.”

On a non-GAAP basis, giving effect to the Euronext transaction as if it occurred at the beginning of the earliest period presented, and excluding merger expenses and exit costs, the net income of NYSE Euronext for the quarter ended Mar. 31, 2008 would have been $241 million, or $0.91 per diluted share, an $83 million or 53% increase versus non-GAAP net income of $158 million, or $0.60 per diluted share, for the quarter ended Mar. 31, 2007. A full reconciliation of these non-GAAP results is included in the attached tables.

At constant US$/€ and US$/£ exchange rates, neutralizing the impact of acquisitions and dispositions of businesses and equity investments for the period, and on a non-GAAP basis, NYSE Euronext’s revenues, net of activity assessment fees, for the quarter ended Mar. 31, 2008 increased $236 million, or 25%, while operating income increased $99 million, or 38%, compared to the quarter ended Mar. 31, 2007. In addition, on a normalized basis, revenues increased $129 million, or 12%, while operating income increased $93 million, or 34%, compared to the quarter ended Dec. 31, 2007. Please refer to the table entitled “Normalized operating income including non-GAAP financial measures.”

During the first quarter of 2008, NYSE Euronext announced plans to acquire the American Stock Exchange, introduced NYSE Euronext Advanced Trading Solutions in connection with our acquisition of Wombat Financial Software, agreed to purchase a 5% stake in India’s Multi Commodity Exchange, and entered the U.S. futures market through our acquisition of the CME Group precious metals complex.

Other Financial Highlights

•

On a non-GAAP basis, net transaction revenues, defined as cash and derivatives trading revenues net of liquidity payments and routing and clearing expenses, increased $138 million or 39% for the three months ended Mar. 31, 2008 versus the year ago period.

•

As a result of the NYSE Euronext merger, and following the reorganization of certain of our businesses, the effective tax rate of NYSE Euronext on a non-GAAP basis was 30.0% for the three months ended Mar. 31, 2008 as compared to 35.0% for the same period a year ago and 32.5% for the three months ended Dec. 31, 2007.

•

As of Mar. 31, 2008, NYSE Euronext had a strong financial position with $1,674 million of cash, cash equivalents, investment and other securities (including $124 million related to Section 31 fees collected from market participants and due to the U.S. Securities and Exchange Commission) and $3,034 million in debt obligations.

•	On Apr. 23, 2008, NYSE Euronext completed its offering of €750 million in aggregate principal amount of 5.375% Notes due 2015 pursuant to Regulation S under the Securities Act of 1933.

•

On Mar. 11, 2008, NYSE Euronext announced a 20% increase in its annual dividend to $1.20 per common share; the first $0.30 quarterly dividend payment will be made on Jun. 30, 2008 to shareholders of record as of Jun. 16, 2008. NYSE Euronext’s newly adopted policy is to grow the dividend to its shareholders, with a target payout ratio of 35% to 45 % of net income, while maintaining high investment grade credit ratings.

Business Highlights

NYSE Euronext, which is comprised of six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, and the distribution of market data. NYSE Euronext represents a $27.3 / €17.3 trillion total market capitalization of listed companies and average daily trading value of $169.6 / €113.2 billion (as of Mar. 31, 2008). NYSE Euronext’s cash equity exchanges in Europe and the U.S. achieved new all-time quarterly volume records for the quarter ended Mar. 31, 2008 with 103 million transactions and 191 billion shares traded, respectively.

•	LIFFE

•

NYSE Euronext’s European derivatives trading platform, Liffe, continued its strong 2007 performance with new all-time record quarter for the three months ended March 31, 2008. Total trading volume on Liffe was up 29% in the first quarter of 2008 compared to the same period in 2007, with volumes in commodities products up 56%, in total interest rate products up 41%, and BClear trading up 53%.

•	Liffe, following approval from the board of LCH.Clearnet Group Ltd, announced that it is to negotiate a new contract with LCH.Clearnet. These negotiations are ongoing.

•	NYSE Arca Options

•

As the U.S. options industry’s fastest growing exchange, NYSE Arca Options experienced volume growth of 70% during the first quarter of 2008 compared to the first quarter of 2007. NYSE Arca Options share of trading in equity option contracts increased 1.8 percentage points to 14.5% during the first quarter of 2008 compared to the same period a year ago.

•

NYSE Arca Options continues to be a leader in the trading of issues in the SEC Penny Pilot with a 17.6% share of trading through March 2008, including an industry-leading 8.3 percentage point increase in share of trading since the first quarter of 2007. In March 2008, the SEC expanded the options Penny Pilot program to include 63 total issues representing approximately 58% of industry-wide options volume.

•	European Cash Markets

•

During the first quarter of 2008, NYSE Euronext’s European equities markets registered a 39% increase in total volume led by strong gains of 66% and 41% in ETFs and core equities trading, respectively.

•	Euronext also reached a new record high in quarterly transaction activity for the three months ended Mar. 31, 2008, with record activity of 1.6 million transactions per day on average.

•	U.S. Cash Markets

•

NYSE Group, NYSE Euronext’s U.S. trading operations, achieved a new record average daily volume of 3.6 billion shares traded per day. Our U.S. cash markets also produced a substantial quarterly handled volume increase of 26% in overall equities trading, which included increases of 22% in NYSE listed securities, 145% in NYSE Arca & Amex listed securities and 91% in ETFs.

•	NYSE Group markets also established several new trading records with new all-time quarterly volume in the first quarter of 2008, which included the second and sixth most active days in history.

•

On Mar. 31, NYSE Arca announced transaction pricing changes designed to deliver the most competitive rates, including the highest rebate and lowest “take” fee, among major U.S. equity markets for trading all NYSE-listed (Tape A) and Nasdaq-listed (Tape C) securities. Also, NYSE Arca Options reduced the liquidity “take” rate for all market participants in penny pilot issues and will provide a higher rebate for active liquidity providers.

•	Listings

•

NYSE Euronext maintained its ETF leadership position with 548 ETFs listed in the U.S. and Europe combined. No other exchange group lists more products or trades more shares around the world than NYSE Euronext.

•

On Mar. 19, 2008, Visa Inc., the world’s largest retail electronic payment network, began trading on the NYSE under the ticker symbol “V“ after its historic initial public offering in which it raised $17.86 billion. Visa’s IPO is the largest domestic initial public offering in U.S. history and the third largest initial public offering worldwide.

•	Market Data

•

In the first three months of 2008, the number of NYSE (Tape A) professional subscribers grew 6.0% to reach 456,752 as of Mar. 31, 2008, while the number of Euronext terminals grew 7.0% versus the same period in 2007 to reach 222,630 as of Mar. 31, 2008.

Other Highlights for the First Quarter 2008

•

Jan. 7 – The Securities and Exchange Commission approved the rules for NYSE MatchPoint, a new, portfolio-based, point-in-time electronic facility of the NYSE that matches aggregated orders at predetermined sessions throughout regular hours and after hours of the Exchange.

•

Jan. 17 – NYSE Euronext announced its intent to acquire the American Stock Exchange for $260 million in stock and additional stock based on the net proceeds of the sale of the Amex headquarters in a strategic transaction that strengthens the company’s U.S. options, ETF and cash product offerings.

•	Jan. 22 – NYSE Euronext, in a joint venture with Caisse des Dépôts, launched BlueNext, the international exchange for the environment, operating markets in carbon emission allowances and credits.

•

Jan. 23 – Satyam Computer Services (NYSE: SAY/Euronext: SAYE/NSE: SATY), a leading global information technology solutions provider headquartered in Hyderabad, India, became the first NYSE-listed company to cross-list on NYSE Euronext in Europe and the U.S., using the convenient, cost-effective fast-path process, which relies on existing U.S. registration documents for its European listing. Phillip Morris International (PM) also cross-listed on March 31.

•	Jan. 28 & 29 – NYSE Euronext continued its product and service expansion in Asia by adding resources and personnel in the Singapore and Tokyo offices.

•

Jan. 31 – Liffe announced a major expansion of its Bclear wholesale service with the listing of flexible Universal Stock Futures (USFs) on an additional 112 underlyings and flexible Individual Equity Options on an additional 41 underlyings, bringing the total number of underlyings on which futures and options contracts are available on Bclear to 970, offering Liffe customers more single stock futures on the Dow Jones STOXX® 600 constituents than any other exchange.

•	Feb. 6 – The largest European IPO of the quarter took place on NYSE Euronext’s European market when Liberty International raised €600 million.

•	Feb. 15 – NYSE Euronext announced its intention to purchase, subject to regulatory approvals, a 5% stake in India’s Multi Commodity Exchange (MCX), the country’s leading commodity marketplace.

•

Feb. 19 – NYSE Euronext announced the launch of Prime Source NYSE Euronext, a new independent comprehensive valuation service. This innovative solution is designed to meet professional buy-side market participants’ needs for valuation of large, global portfolios of complex structured products and illiquid securities. Customers’ valuation needs will be facilitated by efficient and sophisticated processes supported by Prime Source’s unique, web-based technical infrastructure.

•

Mar. 7 – Upon the completion of the Wombat Financial Software acquisition, NYSE Euronext introduced a new commercial technology business unit, NYSE Euronext Advanced Trading Solutions, a combination of NYSE TransactTools, Wombat and SFTI.

•

Mar. 12 –NYSE Arca launched a first-of-its-kind routing and price improvement service offering clients access to non-displayed liquidity through the addition of routing to participating broker-dealers and Alternative Trading Systems (ATSs).

•	Mar. 14 – NYSE Euronext acquired the CME Group Precious Metals Complex, giving NYSE Euronext a point of entry in the U.S. futures business.

•

Mar. 18 – NYSE Euronext and the Abu Dhabi Securities Market (ADSM) entered into a cooperation agreement to jointly develop and explore new opportunities in trading systems and other related technology, investor and issuer services, and investment products.

•

Mar. 18 – The NYSE Euronext board of directors authorized the repurchase of up to $1 billion of NYSE Euronext’s common stock, subject to U.S. and European regulations, strategic considerations, market conditions and other factors, and a 20% increase in its annual dividend as part of a dividend policy to grow the dividend, achieve a target payout ratio of 35-45% of net income while maintaining high investment grade ratings.

•	Mar. 19 – Visa Inc., the largest domestic initial public offering in U.S. history, began trading on the NYSE under the ticker symbol “V“.

•

Mar. 25 – NYSE Euronext’s Alternext welcomed its first Chinese company with the initial listing in Paris of China Corn Oil, the largest specialist producer and exporter of edible corn oil in China. Huacheng Real Estate followed as the second Chinese company to list on its Alternext in April.

•	Mar. 25 – Liffe announced that it would negotiate a new contract with LCH.Clearnet.

Analyst/Investor/Media Briefing: Tues., May 6, 2008, 8:00a.m. (NY/EST)/2:00p.m. (Paris, CET)

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The results of operations of Euronext N.V. for the three months ended Mar. 31, 2008 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided above).

Note:

Based on first quarter 2008 non-GAAP net revenues (excluding activity assessment fees, and liquidity payments, routing and clearing fees), NYSE Euronext revenues from its primary business activities are represented below as a percentage of total net revenues:

•	Derivatives trading accounts for 25%

•	European cash trading accounts for 20%

•	U.S. cash trading accounts for 13%

•	Market data accounts for 12%

•	Listing accounts for 12%

•	Software and technology services accounts for 13%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) to improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world’s largest cash equities market; Euronext, the Eurozone’s largest cash equities market; Liffe, Europe’s leading derivatives exchange by value of trading; and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options and derivatives, ETFs, bonds, market data, and commercial technology solutions. NYSE Euronext’s nearly 4,000 listed companies represent a combined $27.3 / €17.3 trillion in total global market capitalization (as of March 31, 2008), more than four times that of any other exchange group. NYSE Euronext’s equity exchanges transact an average daily trading value of approximately $169.6 / €113.2 billion (as of March 31, 2008), which represents more than one-third of the world’s cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended March 31,
	2008	2007
Revenues
Activity assessment	$102	$185
Cash trading	563	250
Derivatives trading	270	13
Listing	98	90
Market data	104	63
Software and technology services	106	25
Regulatory	13	50
Other	37	26

Total revenues	1,293	702
Section 31 fees	(102)	(185)
Merger expenses and exit costs	(17)	(11)
Compensation	(213)	(105)
Liquidity payments	(273)	(136)
Routing and clearing	(70)	(45)
Systems and communications	(93)	(27)
Professional services	(35)	(21)
Depreciation and amortization	(61)	(35)
Occupancy	(36)	(21)
Marketing and other	(47)	(20)
Regulatory fine income	2	5

Operating income	348	101
Net interest and investment income (loss)	(19)	9
Gain on sale of equity investment	1	—
Income from associates	1	—
Other income	10	4

Income before income tax provision and minority interest	341	114
Income tax provision	(102)	(46)
Minority interest	(9)	—

Net income	$230	$68

Basic earnings per share	$0.87	$0.43
Diluted earnings per share	$0.87	$0.43
Basic weighted average shares outstanding	265	157
Diluted weighted average shares outstanding	266	158

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended March 31, [a]
	2008		2007
	Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$563		$368
Derivatives trading	270		192
Listing	98		95
Market data	104		104
Software and technology services	106		83
Regulatory	13		50
Other	37		37

Total revenues	1,191		929
Compensation	(213)		(194	) [b]
Liquidity payments	(273)		(164)
Routing and clearing	(70)		(44)
Systems and communications	(93)		(79)
Professional services	(35)		(31)
Depreciation and amortization	(61	) [c]	(71	) [c]
Occupancy	(36)		(35)
Marketing and other	(47)		(44)
Regulatory fine income	2		5

Operating income	365		272
Net interest and investment loss	(19	) [d]	(19	) [d]
Income from associates	1		2
Other income	10		1

Income before income tax provision and minority interest	357		256
Income tax provision	(107)		(90)
Minority interest	(9)		(8)

Net income	$241		$158

Basic earnings per share	$0.91		$0.60
Diluted earnings per share	$0.91		$0.60
Basic weighted average shares outstanding	265		264
Diluted weighted average shares outstanding	266		265

[a]	The results of operations on NYSE Euronext are presented as if the merger with NYSE Group and Euronext N.V. had been completed at the beginning of the earliest period presented.

Merger expenses and exit costs of $17 million and $20 million have been eliminated from the results of operations for the three months ended March 31, 2008 and 2007, respectively, as they represent nonrecurring charges directly attributable to business combinations. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.

In addition, gains on sale of businesses and equity investments of $1 and $0 have been eliminated from the results of operations for the three months ended March 31, 2008 and 2007, respectively, as they represent nonrecurring items.

[b]	Includes a $13 million net curtailment gain in connection with the elimination of certain components of our postretirement plans in the U.S.
[c]	Includes amortization expense of $17 million and $25 million related to the fair value of the identifiable intangible assets of Euronext for each of the three months ended March 31, 2008 and 2007, respectively.
[d]	Includes interest expense of $25 million and $33 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended March 31, 2008 and 2007, respectively.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended March 31, 2008 [a]							Three months ended March 31, 2007 [a]
	US Operations		European Operations		Corporate Items		Pro Forma Combined	US Operations		European Operations		Corporate Items		Pro Forma Combined
Revenues
Cash trading	$393		$170		$—		$563	$250		$118		$—		$368
Derivatives trading	38		232		—		270	13		179		—		192
Listing	90		8		—		98	90		5		—		95
Market data	53		51		—		104	62		42		—		104
Other revenues	59		97		—		156	101		69		—		170

Total revenues	633		558		—		1,191	516		413		—		929
Liquidity payments	(227)		(46)				(273)	(136)		(28)				(164)
Routing and clearing	(70)		—		—		(70)	(44)		—		—		(44)
Other operating expenses, net	(214	) [b]	(259	) [c]	(10)		(483)	(219	) [b]	(220	) [c]	(10)		(449)

Operating income	122		253		(10)		365	117		165		(10)		272
Net interest and investment income (loss)					(19	) [d]	(19)					(19	) [d]	(19)
Income from associates					1		1					2		2
Other income					10		10					1		1

Income before income tax provision and minority interest							357							256
Income tax provision							(107)							(90)
Minority interest							(9)							(8)

Net income							$241							$158

Basic earnings per share							$0.91							$0.60
Diluted earnings per share							$0.91							$0.60
Basic weighted average shares outstanding							265							264
Diluted weighted average shares outstanding							266							265

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $17 million and $20 million for the three months ended March 31, 2008 and 2007, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income. In addition, gains on sale of businesses and equity investments of $1 and $0 have been eliminated from the results of operations for the three months ended March 31, 2008 and 2007, respectively, as they represent nonrecurring items.
[b]	Includes regulatory fine income of $2 million and $5 million for the three months ended March 31, 2008 and 2007, respectively. Also includes a $13 million net curtailment gain in connection with the elimination of certain components of our postretirement plans in the U.S. during the three months ended March 31, 2007.
[c]	Includes amortization expense of $17 million and $25 million related to the fair value of the identifiable intangible assets of Euronext for both the three months ended March 31, 2008 and 2007, respectively.
[d]	Includes interest expense of $25 million and $33 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended March 31, 2008 and 2007, respectively.

NYSE Euronext

Normalized operating income including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended March 31, 2008 [a]				Three months ended March 31, 2007		Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$563	$—	$(21)	$542	$368
Derivatives trading	270	—	(7)	263	192
Listing	98	—	(1)	97	95
Market data	104	—	(5)	99	104
Other revenues	156	20	(12)	164	170

Total revenues	1,191	20	(46)	1,165	929		25%
Liquidity payments	(273)	—	1	(272)	(164)
Routing and clearing	(70)	—	—	(70)	(44)
Fixed operating expenses	(485)	(7)	25	(467)	(467	) [d]
Regulatory fine income	2	—	—	2	5

Operating income	$365	$13	$(20)	$358	$259		38%

Operating margin	30.6%			30.7%	27.9%

	Three months ended March 31, 2008 [a]				Three months ended December 31, 2007		Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$563	$—	$(6)	$557	$475
Derivatives trading	270	—	5	275	220
Listing	98	—	—	98	99
Market data	104	—	(1)	103	101
Other revenues	156	(1)	(3)	152	161

Total revenues	1,191	(1)	(5)	1,185	1,056		12%
Liquidity payments	(273)	—	(1)	(274)	(218)
Routing and clearing	(70)	—	—	(70)	(62)
Fixed operating expenses	(485)	4	4	(477)	(514)
Regulatory fine income	2	—	—	2	11

Operating income	$365	$3	$(2)	$366	$273		34%

Operating margin	30.6%			30.9%	25.9%

[a]	The pro forma combined results of operations of NYSE Euronext for the three months ended March 31, 2008 are presented on a normalized basis to neutralize the impact of acquisitions and dispositions of businesses and equity investments for the respective periods.
[b]	Includes the impact of the Wombat acquisition and several GL Trade acquisitions, and the disposition of the NYSE Regulation operations transferred to FINRA.
[c]	The pro forma combined results of operations of NYSE Euronext for the three months ended March 31, 2008 are presented on a normalized basis at constant US$/€ and US$/£ exchange rates.
[d]	Excludes a $13 million net curtailment gain recorded in connection with the elimination of certain components of our postretirement plans in the U.S.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Euronext [a]	Other Pro Forma Adjustments		Pro Forma Combined
Three months ended March 31, 2008
Revenues	$1,293	$—	$(102	) [b]	$1,191
Operating expenses, net	(945)	—	119	[b], [c]	(826)

Operating income	348	—	17		365
Net interest and investment loss	(19)	—	—		(19)
Gain on sale of equity investment	1		(1	) [f]	—
Income from associates	1	—	—		1
Other income	10	—	—		10

Income before income tax provision and minority interest	341	—	16		357
Income tax provision	(102)	—	(5)		(107)
Minority interest	(9)	—	—		(9)

Net income	$230	$—	$11		$241

Three months ended March 31, 2007
Revenues	$702	$412	$(185	) [b]	$929
Operating expenses, net	(601)	(237)	181	[b], [c], [d]	(657)

Operating income	101	175	(4)		272
Net interest and investment income (loss)	9	5	(33	) [e]	(19)
Gain on sale of equity investment	—	1	(1	) [f]	—
Income from associates	—	2	—		2
Other income	4	(3)	—		1

Income before income tax provision and minority interest	114	180	(38)		256
Income tax provision	(46)	(57)	13	[f]	(90)
Minority interest	—	(8)	—		(8)

Net income	$68	$115	$(25)		$158

[a]	Corresponding to the results of operations of Euronext for the three months ended March 31, 2007, which preceded the April 4, 2007 merger with NYSE Group.
[b]	Includes Activity assessment fees / Section 31 fees.
[c]	Includes merger expenses and exit costs.
[d]	Includes the amortization expense related to the fair value of the identifiable intangible assets of Euronext.
[e]	Includes the interest expense on the NYSE Euronext debt incurred as part of the merger with Euronext.
[f]	To eliminate gains on sale of equity investments as they represent nonrecurring items.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,674	$1,532
Accounts receivable, net	740	566
Deferred income taxes	136	111
Other current assets	104	69

Total current assets	2,654	2,278
Property and equipment, net	595	576
Goodwill	5,346	5,014
Other intangible assets, net	7,579	7,226
Investment in associates	320	337
Deferred income taxes	407	390
Other assets	820	797

Total assets	$17,721	$16,618

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$913	$1,012
Deferred revenue	457	205
Short term debt	2,515	2,192
Deferred income taxes	48	52

Total current liabilities	3,933	3,461
Accrued employee benefits	312	312
Deferred revenue	355	349
Long term debt	519	521
Deferred income taxes	2,455	2,333
Other liabilities	26	27

Total liabilities	7,600	7,003
Minority interest	259	231
Stockholders’ equity	9,862	9,384

Total liabilities and stockholders’ equity	$17,721	$16,618

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume
(Unaudited)	Q1 ‘08	Q1 ‘07	% Chg	Q1 ‘08	Q1 ‘07	% Chg
Number of Trading Days - European Markets	62	64	-3.1%	62	64	-3.1%
Number of Trading Days - U.S. Markets	61	61	—	61	61	—

European Cash Products (trades in thousands)	1,662	1,155	43.9%	103,042	73,918	39.4%

Equities	1,602	1,103	45.2%	99,297	70,592	40.7%
Exchange-Traded Funds	9	5	71.1%	562	339	65.8%
Structured Products	46	40	14.7%	2,825	2,542	11.1%
Bonds	6	7	-17.0%	358	445	-19.6%

U.S. Cash Products (shares in millions)	3,515	2,801	25.5%	214,433	170,859	25.5%
NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,624	2,144	22.4%	160,087	130,763	22.4%
NYSE Group Matched Volume [3]	2,382	2,029	17.4%	145,282	123,765	17.4%
NYSE Group TRF Volume [4]	217			13,210
Total NYSE Listed Consolidated Volume	4,563	3,079	48.2%	278,340	187,835	48.2%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	57.5%	69.6%	-12.1%	57.5%	69.6%	-12.1%
Matched Volume [3]	52.2%	65.9%	-13.7%	52.2%	65.9%	-13.7%
TRF Volume [4]	4.7%			4.7%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	412	168	145.3%	25,118	10,241	145.3%
NYSE Group Matched Volume [3]	357	146	144.7%	21,769	8,897	144.7%
NYSE Group TRF Volume [4]	90			5,504
Total NYSE Arca & Amex Listed Consolidated Volume	1,173	424	176.5%	71,526	25,869	176.5%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	35.1%	39.6%	-4.5%	35.1%	39.6%	-4.5%
Matched Volume [3]	30.4%	34.4%	-4.0%	30.4%	34.4%	-4.0%
TRF Volume [4]	7.7%			7.7%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	479	489	-2.1%	29,229	29,856	-2.1%
NYSE Group Matched Volume [3]	397	403	-1.4%	24,221	24,559	-1.4%
NYSE Group TRF Volume [4]	212			12,908
Total Nasdaq Listed Consolidated Volume	2,446	2,193	11.5%	149,220	133,772	11.5%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	19.6%	22.3%	-2.7%	19.6%	22.3%	-2.7%
Matched Volume [3]	16.2%	18.4%	-2.2%	16.2%	18.4%	-2.2%
TRF Volume [4]	8.7%			8.7%

Exchange-Traded Funds [1,5]

NYSE Group Handled Volume [2]	442	231	91.3%	26,941	14,081	91.3%
NYSE Group Matched Volume [3]	385	208	85.6%	23,492	12,659	85.6%
NYSE Group TRF Volume [4]	104	—		6,355	—
Total ETF Consolidated Volume	1,248	516	141.9%	76,134	31,472	141.9%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	35.4%	44.7%	-9.3%	35.4%	44.7%	-9.3%
Matched Volume [3]	30.9%	40.2%	-9.3%	30.9%	40.2%	-9.3%
TRF Volume [4]	8.3%			8.3%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume
(Unaudited; contracts in thousands)	Q1 ‘08	Q1 ‘07	% Chg	Q1 ‘08	Q1 ‘07	% Chg
Number of Trading Days - European Markets	62	64	-3.1%	62	64	-3.1%
Number of Trading Days - U.S. Markets	61	61	—	61	61	—

European Derivatives Products	4,552	3,431	32.7%	282,245	219,602	28.5%

Total Interest Rate Products	2,763	1,902	45.3%	171,290	121,727	40.7%

Short Term Interest Rate Products	2,647	1,789	47.9%	164,107	114,516	43.3%
Medium and Long Term Interest Rate Products	116	113	2.8%	7,183	7,212	-0.4%

Total Equity Products [6]	1,721	1,486	15.8%	106,684	95,075	12.2%

Total Individual Equity Products	1,004	887	13.1%	62,225	56,790	9.6%
Total Equity Index Products	717	598	19.9%	44,459	38,285	16.1%

of which Bclear	531	338	57.1%	32,935	21,646	52.2%
Individual Equity Products	431	265	62.4%	26,722	16,990	57.3%
Equity Index Products	100	73	37.7%	6,213	4,656	33.4%

Commodity Products	67	42	61.4%	4,175	2,670	56.4%

Currency Products	2	2	-23.2%	96	129	-25.6%

U.S. Derivatives Products - Equity Options [7]

NYSE Arca Options Contracts	1,945	1,139	70.8%	118,674	69,498	70.8%
Total Consolidated Options Contracts	13,328	9,033	47.6%	813,022	550,998	47.6%
NYSE Group Share of Total	14.6%	12.6%	2.0%	14.6%	12.6%	2.0%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes all trading activities for Bclear, Euronext.liffe’s clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	March 31, 2008	December 31, 2007	March 31, 2007
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,509	2,526	2,585
Number of new issuer listings[1]	30	62	42
Capital raised in connection with new listings ($mm)[2]	$18,708	$9,815	$3,187

Euronext Listed Issuers

Euronext listed issuers[1]	1,141	1,155	1,199
Number of new issuer listings[3]	18	33	25
Capital raised in connection with new listings ($mm)[2]	$932	$5,535	$754

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	57.0%	59.9%	77.2%
Share of Tape B revenues (%)	33.9%	31.9%	38.7%
Share of Tape C revenues (%)	19.3%	19.3%	22.0%
Professional subscribers (Tape A)	456,752	450,619	430,136

Euronext Market Data

Number of terminals	222,630	218,380	207,927

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,183	3,220	3,337
GL Trade headcount	1,395	1,398	1,297

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate (€/US$)

Average €/US$ exchange rate for the quarter	$1.499	$1.449	$1.310

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and do not include listed issuers on NYSE Arca, Inc. or structured products listed on the NYSE. There were 282 ETFs and 16 operating companies exclusively listed on NYSE Arca, Inc. as of March 31, 2008. There were 481 structured products listed on the NYSE as of March 31, 2008. NYSE listed issuers as of March 31, 2007 exclude 156 ETFs that were transferred to NYSE Arca by December 31, 2007.

Figures for Euronext present the operating companies listed on Eurolist, Alternext, and Free Market, and do not include closed-end funds, ETFs and structured product (warrants and certificates). As of March 31, 2008, 121 companies were listed on Alternext and 299 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of euros by operating companies listed on Eurolist and do not include Alternext, Free Market and closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per the SEC’s Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]

NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. NYSE Euronext headcount as of March 31, 2007 excludes approximately 427 employees that, effective July 30, 2007, were transferred to Financial Industry Regulatory Authority (FINRA) and are no longer employees of NYSE Euronext. NYSE Euronext headcount includes the employees of Wombat Financial Software for all periods presented.

Source: NYSE Euronext